UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2017

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 38th Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01     Entry Into a Material Definitive Agreement.

On January 18, 2017, Bioptix, Inc. (the "Company") entered into an agreement (the "Agreement") with certain shareholders of the Company (the "Shareholders") providing for termination of certain pending litigation related to the Shareholders' demand for the Company to hold a Special Meeting of its shareholders for the purpose of (a) removing three (3) members of the Company's Board of Directors; (b) setting the size of the Board of Directors at no more than six (6) members and (c) electing three (3) candidates proposed by the Shareholders to the Company's Board of Directors (the "Proposals").  The Agreement followed the resignation of (3) three members of the Board of Directors of the Company effective January 6, 2017 and appointment of two (2) of the director candidates proposed by the Shareholders, as previously reported on the Company's Current Report on Form 8-K dated January 6, 2017.

In connection with the Agreement, the Shareholders agreed to withdraw the action pending before the District Court, Douglas County, Colorado (the "Action") under which the court issued an order requiring the Company to (a) issue to its shareholders notice of the Special Meeting on or prior to January 10, 2017; (b) hold a Special Meeting of shareholders to consider the Proposals pursuant to Section 7-107-103(1)(b) of the Colorado Revised Statutes not less than 10 nor more than 60 days from the date of notice; (c) bear the expense of sending notice of the Special Meeting and (d)  pay the reasonable costs and expenses incurred and to be incurred, including reasonable attorneys' fees.

Item 2.05    Costs Associated with Exit or Disposal Activities.

On January 14, 2017, the Board of Directors of the Company adopted a plan under which the Company will terminate certain employees associated with the September 2016 acquisition of Bioptix Diagnostics, Inc.  The Company commenced terminations on January 16, 2017 and terminations are expected to be completed within 30 days.  The Company may pay severance benefits in certain circumstances of up to one month base salary.  The Board of Directors determined to take the action following a review and assessment of the anticipated time to realization of benefits from the acquisition, further product development required and the sales forecasts, costs and results of operations projected during the near to mid-term period.  The Company is also reviewing possible strategic alternatives for the business.  The Company is unable in good faith to make a determination at this time of an estimate or range of estimate of costs associated with the decision and undertakes to file an amended Current Report on Form 8-K within four business days after making a determination of such estimate or range of estimates.

Item 8.01    Other Events

On January 20, 2017, the Company issued a press release announcing the plans discussed in Item 2.05 herein. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
10.1	Agreement dated January 18, 2017
99.1	Press release dated January 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
January 20, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer